Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President, COO & CFO

(434)773-2274

farrarj@amnb.com

AMERICAN NATIONAL BANKSHARES

REPORTS THIRD QUARTER EARNINGS

Danville, VA, October 20, 2022 – American National Bankshares Inc. (NASDAQ: AMNB) (“American National” or the “Company”) today reported third quarter 2022 earnings of $9.3 million, or $0.87 per diluted common share. Those results compare to earnings of $10.2 million, or $0.94 per diluted common share, during the same quarter in the prior year, and earnings of $8.1 million, or $0.76 per diluted common share, for the second quarter of 2022. Earnings for the nine months ended September 30, 2022 were $26.4 million, or $2.47 per diluted common share, compared to $32.2 million, or $2.95 diluted common share, for the same period of 2021.

President and Chief Executive Officer, Jeffrey V. Haley, commented, “American National delivered another solid quarter of earnings performance with meaningful growth in top-line revenue and margins. Our continued growth in our loan portfolio and improved asset mix coupled with the continued rising rate environment drove double-digit growth in net interest income. Asset quality remains strong, and our local business markets continue to be healthy in spite of the geopolitical headwinds and some signs of a slowing economy nationally.”

Third quarter 2022 highlights include:

●	Earnings produced a return on average tangible common equity of 15.74% for the third quarter of 2022, compared to 13.87% in the previous quarter and 16.01% for the same quarter in the prior year (non-GAAP).

●	Net interest income increased $2.5 million, or 11.7%, when compared to the previous quarter, and increased $914 thousand, or 4.0%, when compared to the same quarter in 2021.

●	Fully taxable equivalent (“FTE”) net interest margin was 3.20% for the quarter, up from 2.76% in the second quarter of 2022 and up from 3.09% in the same quarter of the prior year (non-GAAP).

●	Noninterest revenues decreased $77 thousand, or 1.6%, when compared to the previous quarter, and decreased $363 thousand, or 7.1%, compared to the same quarter in the prior year.

●	Noninterest expense increased $993 thousand, or 6.4%, when compared to the previous quarter, and increased $1.6 million, or 10.8%, when compared to the same quarter in the prior year.

●	Average loans held for investment, excluding U.S. Small Business Administration Paycheck Protection Program (“PPP”) loans, grew $57.2 million, or 11.4% annualized, during the third quarter as compared to the previous quarter of $44.5 million, or 9.1% annualized.

●	The Company recognized a provision for loan losses in the third quarter of 2022 of $615 thousand compared to $581 thousand in the second quarter of 2022 and $482 thousand in the third quarter of 2021. Annualized net charge-offs (recoveries) as a percentage of average loans outstanding were (0.01%) for the third quarter of 2022 compared to 0.01% in the previous quarter and (0.01%) in the same quarter of 2021.

●	Nonperforming assets as a percentage of total assets were 0.05% at September 30, 2022 and June 30, 2022, down from 0.06% at September 30, 2021.

NET INTEREST INCOME

Net interest income for the third quarter of 2022 increased by $2.5 million, or 11.7%, to $24.0 million compared to $21.5 million for the second quarter of 2022. The third quarter of 2022 compared to the same quarter of 2021 reflected an increase of $914 thousand, or 4.0%. The FTE net interest margin for the quarter was 3.20%, up from 2.76% in the prior quarter and 3.09% in the same quarter a year ago (non-GAAP). The margin expansion relative to the previous quarter was primarily due to a 45-basis point increase in yield on average earning assets. The higher yield resulted from a shift in the earning assets mix caused by excess deposits in other banks being deployed into the loan portfolio as well as increased yields on loans, securities, and deposits in other banks due to the rise in interest rates. The increase in margin from third quarter 2021 was also attributable to the higher rate environment and asset mix changes partially offset by substantially more PPP related income in 2021.

The Company’s FTE net interest margin includes the impact of acquisition accounting fair value adjustments. During the third quarter of 2022, net accretion related to acquisition accounting amounted to $454 thousand compared to $336 thousand in the prior quarter and $1.3 million for the same quarter in 2021. The third quarter of 2021 reflected additional accretion income from the early payoff of acquired loans. Estimated remaining net accretion from acquisitions for the periods indicated is as follows (dollars in thousands):

For the years ending December 31, (estimated):
2022	$ 208
2023	745
2024	454
2025	320
2026	215
Thereafter	275

ASSET QUALITY

Nonperforming assets (“NPAs”) totaled $1.4 million as of September 30, 2022, down from $1.6 million at June 30, 2022, and down substantially from $2.1 million at September 30, 2021. NPAs as a percentage of total assets were 0.05% at September 30, 2022 and June 30, 2022, and 0.06% at September 30, 2021. The Company recorded a provision for loan losses for the third quarter of 2022 of $615 thousand compared to $581 thousand in the previous quarter and $482 thousand in the third quarter of the previous year. The provision expense for the third and second quarters of 2022 was a function of continued loan growth during the periods. The provision expense in the third quarter of 2021 was the net of the provision for loan growth offset by positive adjustments in qualitative factors for improved economic conditions.

The allowance for loan losses was $19.2 million at September 30, 2022, compared to $18.5 million at June 30, 2022 and $20.6 million at September 30, 2021. Annualized net charge-offs (recoveries) as a percentage of average loans outstanding were (0.01%) for the third quarter of 2022 and the third quarter of 2021, compared to 0.01% in the second quarter of 2022. The allowance as a percentage of loans held for investment was 0.91% at September 30, 2022 and June 30, 2022, compared to 1.06% at September 30, 2021. Excluding PPP loans, the allowance as a percentage of loans was 0.91% at September 30, 2022 and June 30, 2022, compared to 1.08% at September 30, 2021.

NONINTEREST INCOME

Noninterest income decreased $77 thousand, or 1.6%, to $4.8 million for the quarter ended September 30, 2022 from the prior quarter and $363 thousand, or 7.1%, from $5.1 million in the same quarter in the prior year. The largest decrease in the third quarter of 2022 compared to the second quarter was income from small business investment companies. This income is generated by distributions based on ownership percentages and is highly unpredictable. The decrease for the third quarter of 2022 as compared to same quarter in the prior year is primarily attributable to mortgage revenue contraction associated with higher mortgage rates, with mortgage banking income decreasing by $601 thousand, or 60.8%, compared to the same quarter of 2021.

NONINTEREST EXPENSE

Noninterest expense for the third quarter of 2022 amounted to $16.4 million, up $993 thousand, or 6.4%, when compared to $15.5 million for the previous quarter and up $1.6 million, or 10.8%, from $14.8 million during the same quarter in the previous year. The increase in the third quarter compared to the second quarter of 2022 and the same quarter of 2021 was primarily the result of compensation associated with a lower staffing vacancy rate, and increased incentive accruals.

INCOME TAXES

The effective tax rate for the three months ended September 30, 2022 was 20.92%, compared to 20.90% for the prior quarter and 21.05% for the same quarter in the prior year. The effective tax rate fluctuations are attributable to changes in pre-tax earnings and the levels of permanent tax differences.

BALANCE SHEET

Total assets at September 30, 2022 were $3.0 billion, a decrease of $184.4 million from June 30, 2022 and a decrease of $239.7 million from September 30, 2021. The decrease from the previous quarter is due to lower interest-bearing deposits in other banks resulting from a decrease in deposits, partially offset by an increase in loans, net during the period.

At September 30, 2022, loans held for investment (net of deferred fees and costs) were $2.1 billion, an increase of $88.6 million, or 17.5% annualized, from June 30, 2022. Loans held for investment, excluding PPP loans, increased $216.2 million, or 11.4%, from September 30, 2021.

Investment securities available for sale amounted to $641.9 million at September 30, 2022, a decrease of $26.9 million, or 4.0%, compared to June 30, 2022, and a decrease of $2.1 million, or less than 1% compared to September 30, 2021.

Deposits amounted to $2.7 billion at September 30, 2022, a decrease of $139.5 million, or 19.7% annualized, from June 30, 2022 and a decrease of $171.2 million, or 6.0%, compared to September 30, 2021. Noninterest- bearing deposits increased $63.9 million, or 6.5%, compared to September 30, 2021.

The Company continues to be well-capitalized as defined by regulators, with tangible common equity to tangible assets of 7.59% at September 30, 2022 compared to 7.58% at June 30, 2022 and compared to 8.14% at September 30, 2021 (non-GAAP). The Company’s common equity Tier 1, Tier 1, total, and Tier 1 leverage capital ratios were 11.80%, 12.98%, 13.80% and 9.92%, respectively, at September 30, 2022.

ABOUT AMERICAN NATIONAL

American National is a multi-state bank holding company with total assets of approximately $3.0 billion. Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank is a community bank serving Virginia and North Carolina with 26 banking offices. American National Bank also manages an additional $1.1 billion of trust, investment and brokerage assets in its Wealth Division. Additional information about American National and American National Bank is available on American National's website at www.amnb.com.

NON-GAAP FINANCIAL MEASURES

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). American National’s management uses these non-GAAP financial measures in its analysis of American National’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of American National’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

FORWARD-LOOKING STATEMENTS

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. American National intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. American National’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could have a material effect on the operations and future prospects of American National include but are not limited to: (1) the impacts of the ongoing COVID-19 pandemic and the associated efforts to limit the spread of the virus; (2) expected revenue synergies and cost savings from acquisitions and depositions; (3) changes in interest rates, general economic conditions, legislation and regulation, and monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System; (4) the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, and demand for financial services in American National’s market areas; (5) the adequacy of the level of the allowance for loan losses, the amount of loan loss provisions required in future quarters, and the failure of assumptions underlying the allowance for loan losses; (6) cybersecurity threats or attacks, the implementation of new technologies, and the ability to develop and maintain secure and reliable electronic systems; (7) accounting principles, policies, and guidelines; and (8) other risk factors detailed from time to time in filings made by American National with the Securities and Exchange Commission. American National undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

American National Bankshares Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
Unaudited

	September 30,
ASSETS	2022	2021

Cash and due from banks	$35,437	$38,349
Interest-bearing deposits in other banks	59,541	480,052
Securities available for sale, at fair value	641,884	643,949
Restricted stock, at cost	8,383	8,046
Loans held for sale	2,852	9,518
Loans, net of deferred fees and costs	2,119,415	1,940,332
Less allowance for loan losses	(19,189)	(20,630)
Net Loans	2,100,226	1,919,702
Premises and equipment, net	34,686	37,021
Other real estate owned, net	143	213
Goodwill	85,048	85,048
Core deposit intangibles, net	3,667	4,978
Bank owned life insurance	29,480	28,950
Other assets	47,973	33,237

Total assets	$3,049,320	$3,289,063

Liabilities
Demand deposits -- noninterest-bearing	$1,044,803	$980,985
Demand deposits -- interest-bearing	509,017	524,328
Money market deposits	612,600	733,515
Savings deposits	282,093	254,456
Time deposits	242,357	368,797
Total deposits	2,690,870	2,862,081
Customer repurchase agreements	625	26,595
Long-term borrowings	28,308	28,207
Other liabilities	16,127	21,793
Total liabilities	2,735,930	2,938,676

Shareholders' equity
Preferred stock, $5 par, 2,000,000 shares authorized, none outstanding	—	—
Common stock, $1 par, 20,000,000 shares authorized, 10,608,750 shares outstanding at September 30, 2022 and 10,778,562 shares outstanding at September 30, 2021	10,533	10,715
Capital in excess of par value	141,694	148,069
Retained earnings	218,814	193,107
Accumulated other comprehensive loss, net	(57,651)	(1,504)
Total shareholders' equity	313,390	350,387

Total liabilities and shareholders' equity	$3,049,320	$3,289,063

American National Bankshares Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited

	For the Three Months Ended			For the Nine Months Ended
	9/30/22	6/30/22	9/30/21	9/30/22	9/30/21
Interest and Dividend Income:
Interest and fees on loans	$21,160	$19,076	$21,974	$59,024	$65,334
Interest and dividends on securities:
Taxable	2,664	2,441	1,896	7,344	5,297
Tax-exempt	110	97	94	297	293
Dividends	118	116	112	347	349
Other interest income	1,099	800	201	2,076	375
Total interest and dividend income	25,151	22,530	24,277	69,088	71,648

Interest Expense:
Interest on deposits	741	646	781	1,956	2,990
Interest on short-term borrowings	11	9	3	26	19
Interest on long-term borrowings	392	385	400	1,156	1,352
Total interest expense	1,144	1,040	1,184	3,138	4,361

Net Interest Income	24,007	21,490	23,093	65,950	67,287
Provision for (recovery of) loan losses	615	581	482	438	(870)

Net Interest Income After Provision for (Recovery of) Loan Losses	23,392	20,909	22,611	65,512	68,157

Noninterest Income:
Trust and brokerage fees	1,603	1,587	1,576	4,999	3,757
Service charges on deposit accounts	681	709	664	2,079	1,916
Interchange fees	1,013	996	958	2,990	3,025
Other fees and commissions	233	200	189	699	619
Mortgage banking income	388	429	989	1,490	3,449
Securities gains, net	—	—	—	—	733
Income from Small Business Investment Companies	501	678	491	1,672	1,510
Income from insurance investments	100	97	132	644	1,062
Losses on premises and equipment, net	(2)	(84)	(107)	(82)	(588)
Other	243	225	231	706	704
Total noninterest income	4,760	4,837	5,123	15,197	16,187

Noninterest Expense:
Salaries and employee benefits	9,618	8,720	8,185	26,936	23,881
Occupancy and equipment	1,514	1,520	1,513	4,576	4,548
FDIC assessment	227	228	194	694	644
Bank franchise tax	488	488	440	1,452	1,321
Core deposit intangible amortization	310	320	361	960	1,113
Data processing	818	781	748	2,446	2,224
Software	362	363	344	1,088	1,011
Other real estate owned, net	3	2	21	4	148
Other	3,108	3,033	3,037	9,096	8,655
Total noninterest expense	16,448	15,455	14,843	47,252	43,545

Income Before Income Taxes	11,704	10,291	12,891	33,457	40,799
Income Taxes	2,448	2,151	2,713	7,062	8,566
Net Income	$9,256	$8,140	$10,178	$26,395	$32,233

Net Income Per Common Share:
Basic	$0.87	$0.76	$0.94	$2.47	$2.96
Diluted	$0.87	$0.76	$0.94	$2.47	$2.95
Weighted Average Common Shares Outstanding:
Basic	10,640,952	10,688,294	10,833,875	10,694,096	10,907,721
Diluted	10,643,073	10,690,496	10,836,293	10,696,409	10,911,372

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)

	3rd Qtr	2nd Qtr	3rd Qtr	At or for the Nine Months Ended September 30,
	2022	2022	2021	2022	2021
EARNINGS
Interest income	$25,151	$22,530	$24,277	$69,088	$71,648
Interest expense	1,144	1,040	1,184	3,138	4,361
Net interest income	24,007	21,490	23,093	65,950	67,287
Provision for (recovery of) loan losses	615	581	482	438	(870)
Noninterest income	4,760	4,837	5,123	15,197	16,187
Noninterest expense	16,448	15,455	14,843	47,252	43,545
Income taxes	2,448	2,151	2,713	7,062	8,566
Net income	9,256	8,140	10,178	26,395	32,233

PER COMMON SHARE
Net income per share - basic	$0.87	$0.76	$0.94	$2.47	$2.96
Net income per share - diluted	0.87	0.76	0.94	2.47	2.95
Cash dividends paid	0.28	0.28	0.27	0.84	0.81
Book value per share	29.54	30.71	32.51	29.54	32.51
Book value per share - tangible (a)	21.18	22.36	24.16	21.18	24.16
Closing market price	31.95	34.61	33.04	31.95	33.04

FINANCIAL RATIOS
Return on average assets	1.17%	0.99%	1.27%	1.08%	1.38%
Return on average common equity	11.21	9.83	11.58	10.42	12.40
Return on average tangible common equity (a)	15.74	13.87	16.01	14.57	17.24
Average common equity to average assets	10.42	10.06	10.99	10.35	11.13
Tangible common equity to tangible assets (a)	7.59	7.58	8.14	7.59	8.14
Net interest margin, taxable equivalent	3.20	2.76	3.09	2.86	3.10
Efficiency ratio (a)	55.98	57.18	51.02	56.87	50.24
Effective tax rate	20.92	20.90	21.05	21.11	21.00

PERIOD-END BALANCES
Securities	$650,267	$677,260	$651,995	$650,267	$651,995
Loans held for sale	2,852	5,227	9,518	2,852	9,518
Loans, net	2,119,415	2,030,818	1,940,332	2,119,415	1,940,332
Goodwill and other intangibles	88,715	89,025	90,026	88,715	90,026
Assets	3,049,320	3,233,728	3,289,063	3,049,320	3,289,063
Assets - tangible (a)	2,960,605	3,144,703	3,199,037	2,960,605	3,199,037
Deposits	2,690,870	2,830,347	2,862,081	2,690,870	2,862,081
Customer repurchase agreements	625	32,038	26,595	625	26,595
Long-term borrowings	28,308	28,283	28,207	28,308	28,207
Shareholders' equity	313,390	327,431	350,387	313,390	350,387
Shareholders' equity - tangible (a)	224,675	238,406	260,361	224,675	260,361

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)

	3rd Qtr	2nd Qtr	3rd Qtr	At or for the Nine Months Ended September 30,
	2022	2022	2021	2022	2021
AVERAGE BALANCES
Securities (b)	$728,535	$726,472	$569,508	$722,025	$514,156
Loans held for sale	3,915	3,759	15,883	3,998	12,313
Loans, net	2,064,088	2,006,970	1,907,398	2,012,905	1,956,452
Interest-earning assets	3,005,292	3,120,925	2,989,661	3,083,815	2,905,032
Goodwill and other intangibles	88,886	89,200	90,257	89,202	90,600
Assets	3,170,328	3,292,913	3,199,514	3,260,636	3,115,683
Assets - tangible (a)	3,081,442	3,203,713	3,109,257	3,171,434	3,025,083
Interest-bearing deposits	1,723,931	1,849,664	1,817,595	1,817,581	1,773,354
Deposits	2,775,516	2,881,318	2,768,268	2,845,523	2,676,650
Customer repurchase agreements	18,719	35,766	29,681	31,858	36,954
Long-term borrowings	28,293	28,268	28,192	28,268	33,111
Shareholders' equity	330,318	331,276	351,646	337,633	346,730
Shareholders' equity - tangible (a)	241,432	242,076	261,389	248,431	256,130

CAPITAL
Weighted average shares outstanding - basic	10,640,952	10,688,294	10,833,875	10,694,096	10,907,721
Weighted average shares outstanding - diluted	10,643,073	10,690,496	10,836,293	10,696,409	10,911,372

COMMON STOCK REPURCHASE PROGRAM
Total shares of common stock repurchased	60,104	54,676	100,764	203,709	247,999
Average price paid per share of common stock	$34.26	$35.32	$32.87	$36.26	$32.84

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$18,505	$17,988	$20,097	$18,678	$21,403
Provision for (recovery of) loan losses	615	581	482	438	(870)
Charge-offs	(31)	(117)	(19)	(185)	(70)
Recoveries	100	53	70	258	167
Ending balance	$19,189	$18,505	$20,630	$19,189	$20,630

LOANS
Construction and land development	$210,500	$174,361	$120,193	$210,500	$120,193
Commercial real estate - owner occupied	423,678	403,478	404,029	423,678	404,029
Commercial real estate - non-owner occupied	764,963	749,174	713,339	764,963	713,339
Residential real estate	324,468	310,110	280,351	324,468	280,351
Home equity	93,659	95,352	95,317	93,659	95,317
Commercial and industrial	295,541	291,445	320,278	295,541	320,278
Consumer	6,606	6,898	6,825	6,606	6,825
Total	$2,119,415	$2,030,818	$1,940,332	$2,119,415	$1,940,332

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)

	3rd Qtr	2nd Qtr	3rd Qtr	At or for the Nine Months Ended September 30,
	2022	2022	2021	2022	2021
NONPERFORMING ASSETS AT PERIOD-END
Nonperforming loans:
90 days past due and accruing	$18	$90	$—	$18	$—
Nonaccrual	1,171	1,385	1,903	1,171	1,903
Other real estate owned and repossessions	196	143	213	196	213
Nonperforming assets	$1,385	$1,618	$2,116	$1,385	$2,116

ASSET QUALITY RATIOS
Allowance for loan losses to total loans	0.91%	0.91%	1.06%	0.91%	1.06%
Allowance for loan losses to nonperforming loans	1,613.88	1,254.58	1,084.08	1,613.88	1,084.08
Nonperforming assets to total assets	0.05	0.05	0.06	0.05	0.06
Nonperforming loans to total loans	0.06	0.07	0.10	0.06	0.10
Annualized net (recoveries) charge-offs to average loans	(0.01)	0.01	(0.01)	0.00	(0.01)

OTHER DATA
Fiduciary assets at period-end (c) (d)	$693,153	$709,264	$697,546	$693,153	$697,546
Retail brokerage assets at period-end (c) (d)	$376,891	$370,493	$406,408	$376,891	$406,408
Number full-time equivalent employees (e)	363	345	345	363	345
Number of full service offices	26	26	26	26	26
Number of loan production offices	1	1	1	1	1
Number of ATMs	34	36	36	34	36

Notes:

(a) -	This financial measure is not calculated in accordance with GAAP. For a reconciliation of non-GAAP financial measures, see "Reconciliation of Non-GAAP Financial Measures" at the end of this release.
(b) -	Average does not include unrealized gains and losses.
(c) -	Market value.
(d) -	Assets are not owned by American National and are not reflected in the consolidated balance sheet.
(e) -	Average for quarter.

American National Bankshares Inc.
Net Interest Income Analysis
For the Three Months Ended September 30, 2022 and 2021
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2022	2021	2022	2021	2022	2021
Loans:
Commercial	$287,785	$325,692	$2,877	$5,185	3.97%	6.32%
Real estate	1,773,694	1,590,858	18,207	16,702	4.11	4.20
Consumer	6,524	6,731	107	125	6.51	7.37
Total loans (b)	2,068,003	1,923,281	21,191	22,012	4.09	4.57

Securities:
U.S. Treasury	152,158	53,347	350	139	0.92	1.04
Federal agencies & GSEs	111,804	90,876	369	265	1.32	1.17
Mortgage-backed & CMOs	354,296	335,940	1,435	1,091	1.62	1.30
State and municipal	70,528	62,883	365	320	2.07	2.04
Other	39,749	26,462	401	311	4.04	4.70
Total securities	728,535	569,508	2,920	2,126	1.60	1.49

Deposits in other banks	208,754	496,872	1,099	201	2.09	0.16

Total interest-earning assets	3,005,292	2,989,661	25,210	24,339	3.35	3.25

Non-earning assets	165,036	209,853

Total assets	$3,170,328	$3,199,514

Deposits:
Demand	$522,021	$481,032	34	38	0.03	0.03
Money market	668,970	713,846	348	166	0.21	0.09
Savings	281,369	247,536	20	6	0.03	0.01
Time	251,571	375,181	339	571	0.53	0.60
Total deposits	1,723,931	1,817,595	741	781	0.17	0.17

Customer repurchase agreements	18,719	29,681	11	3	0.23	0.04
Long-term borrowings	28,293	28,192	392	400	5.54	5.68
Total interest-bearing liabilities	1,770,943	1,875,468	1,144	1,184	0.26	0.25

Noninterest bearing demand deposits	1,051,585	950,673
Other liabilities	17,482	21,727
Shareholders' equity	330,318	351,646
Total liabilities and shareholders' equity	$3,170,328	$3,199,514

Interest rate spread					3.09%	3.00%
Net interest margin					3.20%	3.09%

Net interest income (taxable equivalent basis)			24,066	23,155
Less: Taxable equivalent adjustment (c)			59	62
Net interest income			$24,007	$23,093

Notes:

(a) -	Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) -	Nonaccrual loans are included in the average balances.
(c) -	A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Net Interest Income Analysis
For the Nine Months Ended September 30, 2022 and 2021
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2022	2021	2022	2021	2022	2021
Loans:
Commercial	$288,968	$393,571	$7,982	$15,433	3.69%	5.24%
Real estate	1,721,403	1,568,055	50,823	49,642	3.94	4.22
Consumer	6,532	7,139	317	364	6.49	6.82
Total loans (b)	2,016,903	1,968,765	59,122	65,439	3.91	4.43

Securities:
U.S. Treasury	150,483	36,969	1021	265	0.90	0.96
Federal agencies & GSEs	108,050	99,595	985	867	1.22	1.16
Mortgage-backed & CMOs	358,739	292,207	3,922	3,025	1.46	1.38
State and municipal	68,752	61,210	1038	958	2.01	2.09
Other	36,001	24,175	1100	900	4.07	4.96
Total securities	722,025	514,156	8,066	6,015	1.49	1.56

Deposits in other banks	344,887	422,111	2,076	375	0.80	0.12

Total interest-earning assets	3,083,815	2,905,032	69,264	71,829	3.00	3.30

Non-earning assets	176,821	210,651

Total assets	$3,260,636	$3,115,683

Deposits:
Demand	$531,301	$466,999	107	116	0.03	0.03
Money market	721,697	700,027	673	657	0.12	0.13
Savings	273,858	238,349	35	19	0.02	0.01
Time	290,725	367,979	1,141	2,198	0.52	0.80
Total deposits	1,817,581	1,773,354	1,956	2,990	0.14	0.23

Customer repurchase agreements	31,858	36,954	26	19	0.11	0.07
Long-term borrowings	28,268	33,111	1,156	1,352	5.45	5.44
Total interest-bearing liabilities	1,877,707	1,843,419	3,138	4,361	0.22	0.32

Noninterest bearing demand deposits	1,027,942	903,296
Other liabilities	17,354	22,238
Shareholders' equity	337,633	346,730
Total liabilities and shareholders' equity	$3,260,636	$3,115,683

Interest rate spread					2.78%	2.98%
Net interest margin					2.86%	3.10%

Net interest income (taxable equivalent basis)			66,126	67,468
Less: Taxable equivalent adjustment (c)			176	181
Net interest income			$65,950	$67,287

Notes:

(a) -	Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) -	Nonaccrual loans are included in the average balances.
(c) -	A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

(Dollars in thousands, except per share data)

	3rd Qtr	2nd Qtr	3rd Qtr	At or for the Nine Months Ended September 30,
	2022	2022	2021	2022	2021
EFFICIENCY RATIO
Noninterest expense	$16,448	$15,455	$14,843	$47,252	$43,545
Subtract: loss on sale of OREO	—	—	—	—	(111)
Subtract: core deposit intangible amortization	(310)	(320)	(361)	(960)	(1,113)
	$16,138	$15,135	$14,482	$46,292	$42,321

Net interest income	$24,007	$21,490	$23,093	$65,950	$67,287
Tax equivalent adjustment	59	58	62	176	181
Noninterest income	4,760	4,837	5,123	15,197	16,187
Add: loss on fixed assets	2	84	107	82	588
	$28,828	$26,469	$28,385	$81,405	$84,243

Efficiency ratio	55.98%	57.18%	51.02%	56.87%	50.24%

TAX EQUIVALENT NET INTEREST INCOME
Non-GAAP measures:
Interest income - loans	$21,191	$19,109	$22,012	$59,122	$65,439
Interest income - investments and other	4,019	3,479	2,327	10,142	6,390
Interest expense - deposits	(741)	(646)	(781)	(1,956)	(2,990)
Interest expense - customer repurchase agreements	(11)	(9)	(3)	(26)	(19)
Interest expense - long-term borrowings	(392)	(385)	(400)	(1,156)	(1,352)
Total net interest income	$24,066	$21,548	$23,155	$66,126	$67,468
Less non-GAAP measures:
Tax benefit on nontaxable interest - loans	(31)	(34)	(38)	(98)	(105)
Tax benefit on nontaxable interest - securities	(28)	(24)	(24)	(78)	(76)
GAAP measures	$24,007	$21,490	$23,093	$65,950	$67,287

RETURN ON AVERAGE TANGIBLE EQUITY
Return on average equity (GAAP basis)	11.21%	9.83%	11.58%	10.42%	12.40%
Impact of excluding average goodwill and other intangibles	4.53	4.04	4.43	4.15	4.84
Return on average tangible equity (non-GAAP)	15.74%	13.87%	16.01%	14.57%	17.24%

TANGIBLE EQUITY TO TANGIBLE ASSETS
Equity to assets ratio (GAAP basis)	10.28%	10.13%	10.65%	10.28%	10.65%
Impact of excluding goodwill and other intangibles	(2.69)	(2.55)	(2.51)	(2.69)	(2.51)
Tangible equity to tangible assets ratio (non-GAAP)	7.59%	7.58%	8.14%	7.59%	8.14%

TANGIBLE BOOK VALUE
Book value per share (GAAP basis)	$29.54	$30.71	$32.51	$29.54	$32.51
Impact of excluding goodwill and other intangibles	(8.36)	(8.35)	(8.35)	(8.36)	(8.35)
Tangible book value per share (non-GAAP)	$21.18	$22.36	$24.16	$21.18	$24.16

ADJUSTED LOAN LOSS ALLOWANCE
Allowance for loan losses	$19,189	$18,505	$20,630	$19,189	$20,630
Credit discount on purchased loans	3,477	3,741	5,258	3,477	5,258
Adjusted loan loss allowance	$22,666	$22,246	$25,888	$22,666	$25,888

Total loans, net	$2,119,415	$2,030,818	$1,940,332	$2,119,415	$1,940,332
Subtract: PPP loans, net	(95)	(116)	(37,199)	(95)	(37,199)
Total loans less PPP loans, net	$2,119,320	$2,030,702	$1,903,133	$2,119,320	$1,903,133

Adjusted loan loss allowance to total loans less PPP loans, net	1.07%	1.10%	1.36%	1.07%	1.36%

Allowance for loan losses to total loans less PPP loans, net	0.91%	0.91%	1.08%	0.91%	1.08%